                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     Know all men by these presents, that the undersigned hereby constitutes and appoints  each of N. Cris Prince,  Ana G.  Rodriguez,  Ellen L. Gams and Mark A.
Schlossberg,  signing singly, the undersigned's true and lawful attorney-in-fact to execute for and on behalf of the  undersigned  Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities  Exchange Act of 1934, as amended,  and the rules thereunder,  as may be required as a result of the undersigned's  position as an officer and/or director of Amgen Inc. (the "Company").

     The undersigned hereby grants to each such  attorney-in-fact full power and authority  to execute such Forms 3, 4 and 5 as fully to all intents and purposes as the undersigned might or could do if personally  present,  with full power of substitution  or  revocation,  hereby  ratifying  and  confirming  all that such attorney-in-fact,  or such attorney-in-fact's  substitute or substitutes,  shall lawfully  do or cause to be done by virtue  of this  power of  attorney  and the rights  and  powers  herein  granted.  The  undersigned  acknowledges  that  the foregoing  attorneys-in-fact,  in serving in such capacity at the request of the undersigned,  are  not  assuming,  nor  is  the  Company  assuming,  any  of the undersigned's  responsibilities  to comply  with  Section  16 of the  Securities
Exchange Act of 1934, as amended.

     This Power of  Attorney  shall  remain in full  force and effect  until the undersigned  is no longer  required to file Forms 3, 4 and 5 with respect to the undersigned's  holdings of and transactions in securities issued by the Company, unless earlier revoked by the  undersigned in a signed writing  delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of January, 2005.

                                                       /s/ David J. Scott
                                                       -------------------------
                                                       Name:   David J. Scott